                                        LEASE

                  (SINGLE-TENANT BUILDING IN MULTI-BUILDING PROJECT)

                                    by and between

                          BURNHAM PACIFIC PROPERTIES, INC.
                               a Maryland corporation

                                      "Landlord"

                                         and

                      Communication TeleSystems International
                              a California corporation
                         d.b.a. WORLDxCHANGE Communications

                                       "Tenant"

                    For the approximately 24,312 SF Premises at
                                San Diego, California

                                 LEASE SUMMARY

Lease Date:         JUNE 23, 1997

Landlord:           BURNHAM PACIFIC PROPERTIES, INC.

Address of
Landlord:           610 West Ash Street, Suite 1600
                    San Diego, CA 92101

Tenant:             Communication TeleSystems International, a
                    California corporation, d.b.a. WORLDxCHANGE
                    Communications.

Address of Tenant:  9999 Willow Creek Road
                    San Diego, CA

Telephone:          800 576-7775

Building Address:   9775 Businesspark Avenue
                    San Diego, CA

Total Building
Square Footage:     24,312 square feet

Anticipated
Commencement Date:  August 1, 1997

Term:               Five (5) years

Monthly Rent:       $21,151.44/month (based on $0.87/square foot
                    of Rentable Area/month), increased annually
                    in accordance with the provisions of
                    Paragraph 5.B below.

Security Deposit:   $84,605.76 (see PARAGRAPH 7)

EXHIBIT   A    -    PROPERTY DESCRIPTION
EXHIBIT   B    -    WORK LETTER
EXHIBIT   C    -    COMMENCEMENT DATE MEMORANDUM
EXHIBIT   D-1  -    GUARANTEE OF LEASE
EXHIBIT   D-2  -    GUARANTEE OF LEASE

                                         -2-

                                        LEASE

                  (SINGLE-TENANT BUILDING IN MULTI-BUILDING PROJECT)

                                     (Triple Net)

     1.   PARTIES.

          THIS LEASE (the "Lease"), dated as of June 23, 1997, is entered into by and between BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation ("Landlord") whose address is 610 West Ash Street, Suite 1600, San Diego, CA 92101, and Communication TeleSystems International, a California corporation d.b.a. WORLDxCHANGE Communications, ("Tenant"), whose address is 9999 Willow Creek Road, San Diego, California

     2.   PREMISES.

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "Premises") consisting of a total area of approximately 24,312 square feet, which comprises the entire Rentable Area of that certain building (the "Building") commonly known as 9775 Businesspark Avenue, San Diego, California, and located on the Project. The Premises also include the appurtenant right to use in common with other tenants of the Project the Common Area.

     3.   DEFINITIONS.

          The following terms shall have the following meanings in this Lease:

          A. ALTERATIONS. Any alterations, additions or improvements made in, on or about the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

          B. WORK LETTER. The Work Letter Agreement attached to this Lease as EXHIBIT B (the "Work Letter").

          C. COMMENCEMENT DATE. The Commencement Date of this Lease shall be the first day of the Term, determined in accordance with PARAGRAPH 4.A.

          D. COMMON AREA. All areas and facilities within the Project, including without limitation, sidewalks, landscaped areas, pedestrian ways, parking and vehicle access areas, including roads, driveways, signs, traffic lanes, service areas and delivery facilities, trash disposal facilities, common storage areas, common utility facilities, and similar areas and facilities, established by Landlord for non-exclusive use, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the such areas.

          E.   HVAC. Heating, ventilating and air conditioning.

          F. IMPOSITIONS. Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

          G.   IMPROVEMENTS. The Tenant Improvements.

          H. INDEX. The Consumer Price Index, All Urban Consumers, All Items, published by the U.S. Department of Labor, Bureau of Labor Statistics for the Los Angeles Metropolitan Area (1982-84=100). If the base year of the Index is changed, then all calculations pursuant to this Lease which require the use of the Index shall be made by using the appropriate conversion factor published by the Bureau of Labor Statistics (or successor agency) to correlate to the base year of the Index herein specified. If no such conversion factor is published, then Landlord shall, if possible, make the necessary calculation to achieve such conversion. If such conversion is not in Landlord's judgment possible, or if publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then the term "Index" shall mean comparable statistics on the cost of living, as computed either (i) by an agency of the United States Government performing a function similar to the Bureau of Labor Statistics, or (ii) if no such agency performs such function, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index, as may be determined by Landlord in the exercise of its reasonable good faith business judgment.

          I. INTEREST RATE. Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

          J. LANDLORD'S AGENTS. Landlord's authorized agents, partners, subsidiaries, directors, officers and employees.

          K. MONTHLY RENT. The rent payable pursuant to PARAGRAPH 5.A., as adjusted from time to time pursuant to the terms of this Lease.

          L. OPERATING EXPENSES. The total of all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance, ownership and repair of the Building, the Common Area and all other portions of the Project, including, without limitation: (i) salaries, wages and payroll burden of employees; (ii) property management fees and expenses payable to third parties in excess of the amount set forth in PARAGRAPH 5.C AND 5.D below; (iii) rent (or rental value) and expenses for Landlord's and any property manager's offices in the Project; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities;
(v) janitorial, maintenance, repair, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, resurfacing, resealing, remarking, painting or restriping the parking facilities, landscaping, uniforms for personnel providing services, and the cost of performance of Landlord's obligations under PARAGRAPH 17.A of this Lease; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) insurance premiums and costs for the insurance required to be carried by Landlord under this Lease and any other insurance Landlord elects to carry with respect to the Project, and the deductible portion of any insured loss under Landlord's insurance; (ix) Real Property Taxes, sales, use and excise taxes; (x) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xi) rental costs of leased furniture, fixtures, and equipment; (xii) expenditures for capital improvements made at any time to the Project that are intended in Landlord's reasonable judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Project, or that are necessary or appropriate in Landlord's reasonable judgment for the health and safety of occupants of the Project, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Project at the time it was constructed, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements; and (xiii) any other cost or expense which this Lease expressly characterizes as an Operating Expense. Operating Expenses do not include: (A) legal fees, brokers' commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (B) depreciation, except as set forth above; (C) interest, except as a component of amortization as set forth above; (D) capital items, except as set forth above. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied; and (E) the cost of maintenance or repair of any building in the Project other than the Building.

          M. PROJECT. That certain real property described in EXHIBIT A attached to this Agreement, upon which are located two (2) buildings (including the Building) consisting of approximately 49,284 square feet of total Rentable Area.

          N. REAL PROPERTY TAXES. Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Project or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Project, including assessments, taxes, fees, levies and charges imposed by governmental agencies for such purposes as street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project, or on rent for space in the Project; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Property Taxes; and (vi) reasonable consultants' and attorneys' fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Property tax; (B) Impositions and all similar amounts payable by tenants of the Project under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Property Taxes by Landlord. If any Real Property Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Property Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law. If the tax statement from a taxing authority does not allocate Real Property Taxes to the Building, Landlord shall make the determination of the proper allocation of such Real Property Taxes based, to the extent possible, upon records of the taxing authority and, if not so available, then on an equitable basis.

          0.   RENT. Monthly Rent plus the Additional Rent defined in PARAGRAPH
5.E.

          P. RENTABLE AREA. The aggregate square footage in the Building as reasonably determined by Landlord from time to time.

          Q. SECURITY DEPOSIT. That amount paid by Tenant pursuant to PARAGRAPH 7.

          R. SUBLET. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises. As used herein, a Sublet includes the following: (i) if Tenant is a partnership or a limited liability company, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership or limited liability company, or the dissolution of the partnership or limited liability company, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant which results in the transfer of the controlling percentage of the stock of tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant (except that a Sublet shall not include any such transfer of a controlling percentage of the stock of Tenant occurring at a time when the stock of Tenant is publicly traded on a nationally recognized stock exchange or over the counter), or the sale, by a single transaction of or series of transaction, within any one (1) year period, of corporate assets equaling or exceeding forty nine and 9/10 percent (49.9%) of the total value of Tenant's assets (except in connection with an initial public offering of the stock of Tenant on a nationally recognized stock exchange or over the counter); (iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of the controlling interest in such entity. As used herein, the phrases "controlling percentage" and "controlling interest" means the ownership of, and/or the right to vote, stock, partnership interests, membership interests, or other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in Tenant, or the voting power of all classes of Tenant's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

          S. SUBRENT. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant's assets, including, without limitation, its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

          T. SUBTENANT. The person or entity with whom a Sublet agreement is proposed to be or is made.

          U. TENANT IMPROVEMENTS. Those certain improvements to the Premises described in the Work Letter.

          V. TENANT'S PERCENTAGE SHARE. The percentage of the total Rentable Area of the Premises to the total Rentable Area of all buildings in the Project, which as of the date of this Lease is 49.33%. If at any time during the Term of this Lease any new buildings are constructed on the Project by Landlord or any Rentable Area is removed from the project, Tenant's Percentage Share shall be recalculated based upon the percentage of the Rentable Area of the Premises to the total Rentable Area of all buildings at the Project at such time.

          W. TENANT'S PERSONAL PROPERTY. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

          X.   TERM. The Term of this Lease set forth in PARAGRAPH 4.A.

     4.   LEASE TERM.

          A. TERM. The Term shall commence on the date (the "Commencement Date") that is the earlier of: (i) August 1, 1997, or (ii) the date that Tenant opens for business in the Premises. The Term shall terminate on the last day of the calendar month immediately after the date which is five (5) years after the Commencement Date.

          B. DELAYS IN DELIVERY. Tenant agrees that if Landlord, for-any reason whatsoever, is unable to deliver the Premises to Tenant on or before August 1, 1997, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. Provided however, Tenant may terminate this lease without penalty or further obligation in the event landlord does not deliver the premises to tenant on or before October 1, 1997. In such event, the Commencement Date, termination date and all other dates of this Lease, shall be extended to conform to the time of Landlord's tender of possession of the Premises to Tenant and Tenant shall not be obligated to pay Monthly Rent for the Premises or any other sums allocable to such Premises and due to Landlord hereunder until possession of such Premises is tendered to Tenant. Upon the establishment of the actual Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form set forth in EXHIBIT C.

     5.   RENT.

          A. MONTHLY RENT. Commencing on the Commencement Date, and at all times during the remainder of the Term, Tenant shall pay to Landlord, in lawful money of the United States, Monthly Rent in the amount set forth in the Lease Summary (subject to adjustment as provided below). Monthly Rent shall be paid in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand. The sum of the first month's rent on the Lease Summary shall be paid by Tenant to Landlord upon the execution of this Lease by Tenant. Additionally, Tenant shall pay, as and with the Monthly Rent, the management fee described in PARAGRAPH 5.C., Impositions pursuant to PARAGRAPH 15, and Tenant's Percentage Share of Operating Expenses pursuant to PARAGRAPH 5.D.

          B. ADJUSTMENTS TO MONTHLY RENT. The Monthly Rent shall be increased as of the first day of the month which is twelve (12) months after the Commencement Date and every twelve (12) months thereafter (each, an "Adjustment Date") by four percent (4%) of the then existing
Monthly Rent, as follows. On each Adjustment Date, the total aggregate amount of Monthly Rent then in effect shall be multiplied by one hundred four percent (104%) and the corresponding product shall be the Monthly Rent in effect until the next Adjustment Date.

          C. MANAGEMENT FEE. Tenant shall pay to Landlord monthly, as Additional Rent, a management fee equal to three percent (3%) of the Monthly Rent.

          D.   OPERATING EXPENSES.

               (i) ESTIMATED PAYMENTS. Commencing on the Commencement Date and continuing throughout the entire Term, Tenant shall pay Tenant's Percentage Share of all Operating Expenses paid or payable by Landlord in each year; provided, however, that Tenant shall pay one hundred percent (100%) of those Operating Expenses arising from Landlord's performance of its obligations under PARAGRAPHS 17.A and Tenant's obligations under PARAGRAPH 17.D. Before commencement of the Term and during December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of amounts payable under this PARAGRAPH 5.D.(i) for the ensuing calendar year. Such notice shall show in reasonable detail the basis on which the estimate was determined. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable under this PARAGRAPH 5.D.(i) for the current calendar year will vary from its then-current estimate by more than five percent (5%),Landlord may, in its sole discretion, by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate. Landlord's election not to give the notice described in the foregoing sentence shall not affect Landlord's ability to charge Tenant for, nor Tenant's liability to pay for, any shortfall in the estimated payments for such calendar year previously made by Tenant, as set forth in PARAGRAPH 5.D.(ii).

               (ii) ADJUSTMENT. Within ninety (90) days after the close of each calendar year or as soon after such 90-day period as reasonably practicable, Landlord shall deliver to Tenant a reasonably detailed statement of Operating Expenses for such calendar year, certified by Landlord or its property manager, subject to Tenant's right to audit as hereinafter provided. At that time, Landlord shall also deliver to Tenant a statement, certified as correct by Landlord, of the adjustments to be made pursuant to PARAGRAPH 5.D(i) above. If Landlord's statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Tenant may offset such overpayment against Rent due or remaining due under this Lease, or if no Rent remains due, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If such statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

               (iii) LAST YEAR. If this Lease shall terminate on a day other than the last day of a calendar year, the adjustment in Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 5.D. (ii) to be performed after such termination.

               (iv) AUDIT. Within sixty (60) days after receipt of Landlord's statement of Operating Expenses as provided in PARAGRAPH 5.D.(ii), Tenant or its designee, on not less than five (5) days prior written notice to Landlord, shall have the right to, at Tenant's sole cost and expense, audit, examine and copy Landlord's books and records with respect to the Operating Expenses for the calendar year pertaining to the year for which the Landlord's statement pertains. Landlord shall cooperate with Tenant in any such examination of its books and records.

          E. ADDITIONAL RENT. All monies required to be paid by Tenant under this Lease, including, without limitation, Tenant's Percentage Share of Operating Expenses pursuant to PARAGRAPH 5.D, the management fee described in PARAGRAPH 5.C, Real Property Taxes and Impositions pursuant to PARAGRAPH 15, and insurance premiums pursuant to PARAGRAPH 21, shall be deemed Additional Rent.

          F. PRORATIONS. If the Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last-day of a month, a prorated installment of Monthly Rent based on a 30-day month shall be paid for the fractional month during which the Lease commences or terminates.

          G. INTEREST. Any amount of Rent or other charges provided for under this Lease due and payable to Landlord which is not paid when due shall bear interest at the Interest Rate from the date that is (i) five (5) days after the date such Rent is due until such Rent is paid, or (ii) ten (10) days after Tenant receives written notice from Landlord that any other charge provided for under this Lease (other than Rent) is due and payable, until such other charge is paid.

     6.   LATE PAYMENT CHARGES.

          Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten
(10) days after the date such Rent or other charge is due hereunder, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

     INITIALS:

     [ILLEGIBLE]                   [ILLEGIBLE]
     ----------                    -----------
     Landlord                      Tenant

     7.   SECURITY DEPOSIT.

          Tenant shall deposit with Landlord upon the execution of this Lease by Tenant the Sum of Eighty Four Thousand Six Hundred Five and 76/100 Dollars ($84,605.76) as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant.

     If Tenant defaults with respect to any provision of this Lease, after the expiration of any applicable cure or grace periods expressly provided for in this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after termination of the Lease, provided however, if Tenant is in default, Landlord may retain such portion of the deposit required to remedy such default.

     8.   HOLDING OVER.

          If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express written consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term (which Monthly Rent shall be due and payable at the same time as Monthly rent is due under this Lease), and any other sums due under this Lease shall be payable in the amounts and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

     9.   TENANT IMPROVEMENTS.

          Tenant shall construct the Tenant Improvements pursuant to the terms of the Work Letter, subject to Landlord's payment of the tenant improvement allowance described in the Work Letter.

     10.  CONDITION OF PREMISES.

          A. AS IS. Landlord shall have no obligation to perform any work on the Premises, except as set forth in PARAGRAPH 17.A of this Lease. Subject to the provisions of PARAGRAPH 10.B below, Tenant acknowledges that it shall lease the Premises in their "as is" condition, and Landlord shall have no obligation to make any improvements or to perform any other work in the Premises. It is agreed that by occupying the Premises as a tenant, Tenant formally accepts the Premises and acknowledges that the Premises are in the condition called for hereunder. To the extent any matter that is Landlord's responsibility under the Lease arises, such matter shall have no effect upon the Commencement Date. No representation or warranty is made or shall be deemed made by Landlord concerning the nature, quality or suitability for Tenant's business of the Premises, and Tenant shall have no rights against Landlord by reason of such matters or any claimed deficiencies therein, it being expressly understood that Tenant is accepting the Premises AS IS.

          B. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant (the "Conditions Warranties") that as of the Commencement Date the following portions of the Building shall be in operational condition (i.e. in an operable (but not new) state of repair,free of defects that would materially adversely affect Tenant's operation of its business in the Premises):
(i) the structural system of the Building and exterior windows of the Building,
(ii) the roof of the Building, and (iii) the electrical, HVAC and plumbing systems of the Building. The Condition Warranties shall terminate on a date ninety (90) days after the Commencement Date, except to the extent that Tenant has delivered to Landlord within such 30-day period a written notice specifying in detail any defaults by Landlord under the Condition Warranties (a "Violation Notice"), and Landlord shall thereafter have absolutely no liability to Tenant for the inaccuracy of any Condition Warranty, except to the extent set forth in a Violation Notice. Landlord's liability for the correction of any defects described in a Violation Notice shall be subject to Landlord's reasonable right to dispute the claims set forth in any Violation Notice. Landlord's sole liability with respect to any breach of any Condition Warranty that is properly set forth in a timely delivered Violation Notice shall be to promptly correct such defect; Landlord shall have no liability for any other loss, cost, damage, expense or lost profit in connection with such breach, and Tenant shall have no right to any abatement or offset of Rent in connection with such breach. Provided however, subject to Landlord's right to dispute any such claim as provided above, if Landlord fails to promptly commence remedy the breach of a Condition Warranty, Tenant may, after giving a second Violation Notice to Landlord, remedy such breach at Landlord's expense and Landlord shall immediately reimburse Tenant for the reasonable cost of remedying such breach.

     11.  USE OF THE PREMISES.

          A. TENANT'S USE. Subject to the provisions of all applicable laws, rules and regulations, Tenant shall have the right to use the Premises for general office purposes and, as incidental thereto, for the operation of a long distance telephone company and related uses, including customer service, equipment development and limited manufacturing and for no other use or purpose. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by a licensed structural engineer or which endangerr the structure nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow waste materials or refuse to remain outside the Premises proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Premises, except on a temporary basis with the written consent of Landlord.

          B.   HAZARDOUS MATERIALS.

               (i) HAZARDOUS MATERIALS DEFINED. As used herein, the term "HAZARDOUS MATERIALS" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (a) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (b) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (c) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or any asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

               (ii) ENVIRONMENTAL LAWS DEFINED. In addition to the laws referred to in PARAGRAPH 11.B.(i) above, the term "ENVIRONMENTAL LAWS" shall be deemed to include, without limitation, 33 U.S.C. Section 1251 ET SEQ., 42 U.S.C. Section 6901 ET SEQ., 42 U.S.C. Section 7401 ET SEQ., 42 U.S.C.
Section 9601 ET SEQ., and California Health and Safety Code Section 25100 ET SEQ., and 25300 ET SEQ., California Water Code, Section 13020 ET SEQ., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

               (iii) USE OF HAZARDOUS MATERIALS. Tenant agrees that during the Term of this Lease, Tenant shall not use, or permit the use of, nor store, generate, treat, manufacture or dispose of Hazardous Materials on, from or under the Premises (individually and collectively, "Hazardous Use") except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to use and store only those Hazardous Materials which are (a) set forth in a list prepared by Tenant and approved in writing by Landlord, which shall be deemed given with respect to the Approved Hazardous Materials (hereinafter defined),
(b) necessary for Tenant's business, but then only in the amounts and for the purposes previously disclosed in writing to and approved in writing by Landlord, and (c) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. All Hazardous Materials approved in writing by Landlord as provided in the preceding sentence shall collectively be referred to as the "APPROVED HAZARDOUS MATERIALS". Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a list of the Approved Hazardous Materials. Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. For the purposes of this PARAGRAPH 11.B.(iii), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant or any of its directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, "TENANT'S PARTIES"), whether known or unknown to Tenant, occurring during the Term of this Lease. The term "Tenant's Parties" shall not include any tenants of the Project other than Tenant, except that the term "Tenant's Parties" shall include any Subtenant occupying all or any portion of the Premises during the Term.

               (iv) HAZARDOUS MATERIALS REPORT; WHEN REQUIRED. Tenant shall submit to Landlord a written report with respect to Hazardous Materials ("Report") in the form prescribed in PARAGRAPH 11.B.(v) below on the following dates:

                      (a) At any time within ten (10) days after written request by Landlord, and

                      (b) At any time when there has been a violation of any Environmental Law, or in connection with any proposed request for Landlord's consent to any change in the list of Approved Hazardous Materials or for an increase in the intensity of usage or storage of such Approved Hazardous Materials.

               (v) HAZARDOUS MATERIALS REPORT; CONTENTS. The Report shall contain, without limitation, the following information:

                      (a) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Premises, other than the use of Approved Hazardous Materials.

                      (b) If there was such Hazardous Use, the exact identity of the Hazardous Materials (other than the Approved Hazardous Materials), the dates upon which such materials were brought upon the Premises, the dates upon which such Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                      (c) If there was such Hazardous Use, any governmental permits maintained by Tenant with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

                      (d) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

                      (e) If there was such Hazardous Use, identification of any operation or use plan prepared for any government agency with respect to Hazardous Use.

                      (f) Any liability insurance carried by Tenant with respect to Hazardous Materials, if any, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                      (g) Any notices of violation of Environmental Laws, written or oral, received by Tenant from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

                      (h) Any knowledge, information or communication which Tenant has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Tenant or with respect to the Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Tenant or the Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Premises; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Premises. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Tenant.

                      (i) Such other pertinent information or documents as are reasonably requested by Landlord in writing.

               (vi)   RELEASE OF HAZARDOUS MATERIALS; NOTIFICATION AND CLEANUP.

                      (a) At any time during the Term, if Tenant knows or believes that any release of any Hazardous Materials has come or will come to be located upon, about or beneath the Premises, - Tenant shall immediately, either prior to the release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord.

                      (b) At its sole cost and expense, Tenant covenants to investigate, clean up and otherwise remediate any release of Hazardous Materials which were caused or created by Tenant or any of Tenant's Parties. Such investigation, clean-up and remediation shall be performed only after Tenant has obtained, if practicable, Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean-up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

                      (c) Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, in Landlord's sole and absolute discretion, exercisable by written notice to Tenant, to undertake within or outside the Premises all or any portion of any reasonable investigation. Extended Term clean-up or remediation with respect to any Hazardous Use of such Hazardous Materials by Tenant or any of Tenant's Parties (or, once having undertaken any of such work, to cease same, in which case Tenant shall perform the work), all at Tenant's sole cost and expense, which shall be paid by Tenant as Additional Rent within ten (10) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord); provided, however, that Tenant's obligation to pay for such work shall only be applicable if Tenant fails to perform its obligations under this PARAGRAPH 11 (including without limitation the obligations described in Paragraph 11.B.(vi)(b)). No such work by Landlord shall create any liability on the part of Landlord to Tenant or any other party in connection with such Hazardous Materials by Tenant or any of Tenant's Parties or constitute an admission by Landlord of any responsibility with respect to such Hazardous Materials.

                      (d) It is the express intention of the parties hereto that Tenant shall be liable under this PARAGRAPH 11.B.(vi) for any and all conditions covered hereby which were or are caused or created by Tenant or any of Tenant's Parties, whether occurring prior to, on, or after the Commencement Date. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (x) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (y) obtaining Landlord's written consent, which shall not be unreasonably withheld.

               (vii) INSPECTION AND TESTING BY LANDLORD. Landlord shall have the right at all times during the Term of this Lease to (a) inspect the Premises, as well as such of Tenant's books and records pertaining to the Premises and the conduct of Tenant's business therein, and to (b) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this PARAGRAPH 11.B. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations in accordance with Paragraph 19, shall provide Tenant with a work plan describing any testing that shall be performed at the Premises, and shall use reasonable efforts to minimize interference with the conduct of Tenant's business at the Premises caused by any such inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Tenant is in violation or breach of any provision of PARAGRAPH 11.B of this Lease. Neither any action or inaction on the part of Landlord pursuant to this PARAGRAPH 11.B.(vii) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and liabilities incurred pursuant to PARAGRAPH 11.B hereof.

               (viii) INDEMNITY. Tenant shall indemnify, defend, protect, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord, Landlord's Agents, and Landlord's officers, directors, shareholders, partners, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all "Losses" (hereinafter defined) arising during the Term from or related to:
(a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this PARAGRAPH 11.B, including, without limitation, the Environmental Laws, whether such violation or alleged violation occurred prior to, on, or after the Commencement Date; (b) any breach of the provisions of this PARAGRAPH 11.B by Tenant or any of Tenant's Parties; or (c) any Hazardous Use on, about or from the Premises by Tenant or any of Tenant's Parties of any Hazardous Materials approved by Landlord under this Lease, whether such Hazardous Use occurred prior to, on, or after the Commencement Date. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises, damages for the' loss or restriction ON USE of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

Landlord shall indemnify, defend, protect, hold harmless Tenant, from and against any and all "Losses" (hereinafter defined) arising during the Term from or related to: (a) any violation or alleged violation by Landlord of any of the requirements, ordinances, statutes, regulations or other laws referred to in this PARAGRAPH 11.B, including, without limitation, the Environmental Laws, whether such violation or alleged violation occurred on or after the Commencement Date; (b) any breach of the provisions of this PARAGRAPH 11.B by Landlord; or (c) any Hazardous Use on, about or from the Premises by Landlord whether such Hazardous Use occurred on, or after the Commencement Date. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, including, without limitation, property damage, diminution in value of Tenant's interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

               (ix) SURVIVAL. The provisions of this PARAGRAPH 11.B shall survive the expiration or earlier termination of this Lease.

          C. SPECIAL PROVISIONS RELATING TO THE AMERICANS WITH DISABILITIES ACT OF 1990.

               (i) ALLOCATION OF RESPONSIBILITY TO LANDLORD. As between Landlord and Tenant, Landlord shall be responsible that the Common Area complies with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that to the extent such requirements arise from the construction of any Alterations to the Premises made by or on behalf of Tenant, then as between Landlord and Tenant, Tenant shall be responsible that the Common Area complies with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance.

               (ii) ALLOCATION OF RESPONSIBILITY TO TENANT. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (and all modifications made by Tenant of access to the Premises from the street), and all alterations and improvements in the Premises (including without limitation the Tenant Improvements), and Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Tenant shall not make any such alterations or improvements except with Landlord's prior written consent (which shall not be unreasonably withheld) pursuant to the terms and conditions of this Lease. If Tenant fails diligently to take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent.

               (iii) GENERAL. Notwithstanding anything in this Lease contained to the contrary, no act or omission of either party, including any approval, consent or acceptance by it or its agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by it that the other party has complied with the ADA as provided under PARAGRAPHS 11.C.(i) or 11.C.(ii) or that any action, alteration or improvement by it complies or will comply with the ADA as provided under Paragraphs 11.C.(i) or 11.C.(ii) or constitutes a waiver by it of the other party's obligations to comply with the ADA under Paragraphs 11.C.(i) or 11.C.(ii) of this Lease or otherwise. Any failure of either party to comply with its obligations of the ADA under PARAGRAPHS 11.C.(i) or 11.C.(ii) shall not relieve such party from any obligations under this Lease or in the case of Landlord's failure to comply under PARAGRAPH 11.C.(i), constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

     12.  QUIET ENJOYMENT.

          Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13.  ALTERATIONS.

          After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding THIRTY THOUSAND DOLLARS ($30,000) in cost during any period of twelve (12) consecutive months, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

          (i) Alterations to the exterior of the Building;

          (ii) Alterations to and penetrations of the roof of the Building; and

          (iii) Alterations visible from outside the Building, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Project or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord shall notify Tenant upon Landlord's consent to such Alterations by Landlord (or if Landlord's consent is not required, upon written request by Tenant) whether Tenant will be required to remove, at Tenant's expense, such Alterations from the Premises at the expiration or sooner termination of this Lease and to return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 23. With respect to any Alterations as to which Landlord's consent is not required, Landlord may require Tenant to remove, at Tenant's expense, such Alterations from the Premises at the expiration or earlier termination of this Lease; provided, that upon Tenant's written request prior to making such Alterations, Landlord shall notify Tenant whether Tenant will be so required to remove such Alterations from the Premises. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work and Tenant shall promptly deliver to Landlord copies of all building permits for all Alterations.

     14.  SURRENDER OF THE PREMISES.

          Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the expiration or earlier termination of this Lease, Landlord may retain such Alterations and Tenant's Personal Property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such Alterations and Tenant's Personal Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

          Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

     15.  IMPOSITIONS AND REAL PROPERTY TAXES.

          A. PAYMENT BY TENANT. Tenant shall pay Tenant's Percentage Share of Real Property Taxes pursuant to Paragraph 5(D) of this Lease. In addition, Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after receipt of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Monthly Rent to account for Landlord's payment of such Imposition, the Monthly Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

          B. TAXES ON TENANT IMPROVEMENTS AND PERSONAL PROPERTY. Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the Premises and the real property or Personal Property of Landlord.

     16.  UTILITIES AND SERVICES.

          Tenant shall be responsible for and shall pay promptly all charges (including initial and subsequent deposits) for water, gas, electricity, telephone, refuse pick-up, sewer, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. The parties acknowledge that a portion of the water and electricity supplied to the Common Area is measured by meters at the Building and is billed to the Building. Landlord and Tenant shall mutually and reasonably determine whether the portion of the Common Area water and electricity billed to the Building is fairly allocated to Tenant. If such existing billing is fairly allocated to Tenant, the Tenant shall pay 100% of the water and electricity billed to the Building and Tenant shall pay no portion of the water and electricity billed to the other building in the Project. If such existing billing is not fairly allocated to Tenant, then Landlord shall use reasonable efforts to separately meter, or submeter, the water and electricity for the Project. Landlord shall pay all costs of installing such separate meters or submeters, and such costs shall not constitute an Operating Expense. If such existing billing is not fairly allocated to Tenant, then before installation of the separate meters or submeters Tenant shall only be obligated to pay Tenant's Percentage Share of Common Area water and electricity, as reasonably and mutually determined by Landlord and Tenant. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the gross negligence or willful misconduct of Landlord.

     17.  REPAIR AND MAINTENANCE.

          A. LANDLORD'S OBLIGATIONS. As an Operating Expense, Landlord shall keep in good order, condition and repair the structural parts of the Building, which structural parts include only the foundation, subflooring, exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceilings, and plate glass), and the roof structure and membrane of the Buildings except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          B. TENANT'S OBLIGATIONS. Tenant shall at all times and at its sole cost and expense clean, keep and maintain in good order, condition and repair (and replace, if necessary) every part of the Premises which is not within Landlord's obligation pursuant to PARAGRAPH 17.A. Tenant's repair and maintenance obligations shall include without limitation, all plumbing and sewage facilities within the Premises, HVAC, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises.

          C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its sole cost and expense, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of, or applicable to, the Premises or in connection with Tenant's enjoyment of the Premises. Notwithstanding the foregoing, Landlord, and not Tenant, shall be obligated to make any Alterations to the structural parts of the Building maintained by Landlord pursuant to PARAGRAPH 17.A. that are required to comply with any present and future regulations, rules, laws, ordinances, and governmental requirements unless such Alterations to the structural parts of the Building are required solely as a result of any other Alterations to the Building made by Tenant during the Term of this Lease, in which case Tenant shall reimburse Landlord for the cost of any such Alterations to the structural parts of the Building that are required to comply with regulations, rules, laws, ordinances and governmental requirements.

          D. LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under PARAGRAPH 17.B, Landlord may in its sole discretion give Tenant notice of such work as is reasonably required to fulfill such obligations. If Tenant fails to commence the work within thirty (30) days after receipt of such notice and diligently prosecute the work to completion, then Landlord shall have the right (but not the obligation) to do such acts or expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant to Landlord promptly after demand with interest at the Interest Rate. Landlord shall have no liability to Tenant for any damage to, or interference with Tenant's use of, the Premises, or inconvenience to Tenant as a result of performing any such work.

          E. CONDITIONS APPLICABLE TO REPAIRS. All repairs, replacements and reconstruction made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense, in a good and workmanlike manner and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors approved in advance by Landlord, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED (iii) so that the repairs, replacements or reconstruction shall be at least equal in quality, value and utility to the original work or installation, (iv) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, and (v) in accordance with any rules and regulations for the Building as may reasonably be adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

     18.  LIENS.

          Tenant shall keep the Project and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby agrees to indemnify, defend, protect and hold Landlord and its Agents harmless from and against any and all loss, claim, damage, liability, cost and expense, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or any such other notice(s) as Landlord may deem appropriate. If Tenant fails to so remove any such lien within the prescribed ten 10-day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

     19.  LANDLORD'S RIGHT TO ENTER THE PREMISES.

          Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and real estate "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants.

     20.  SIGNS.

          Subject to Tenant obtaining all necessary approvals from the City of San Diego and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval shall not be unreasonably withheld, Tenant shall have the right to install Tenant identification signage on the exterior of the Building. In addition, subject to Tenant obtaining all necessary approvals from the City of San Diego and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval shall not be unreasonably withheld, Tenant shall have the right to install its signage on no more than 50%; of the monument sign located at Willow Creek Road and Business Park Avenue. Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the Project or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The cost of Tenant's sign(s) and their installation, maintenance and removal (including any necessary repairs to the Building caused by such removal) shall be Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or, if Tenant fails to remove its sign(s) upon termination of this Lease, Landlord may do so at Tenant's expense and the amounts expended by Landlord in doing so shall be immediately payable by Tenant to Landlord as Additional Rent.

     21. INSURANCE.

          A.   INDEMNIFICATION.

               (i) Tenant shall indemnify, defend, protect and hold Landlord REASONABLY harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises; (B) the use, storage, release or disposal by Tenant or Tenant's employees, agents, contractors, licensees or invitees, of any Hazardous Materials in or about the Premises or any other portion of the Project; (C) any other occurrence or condition in or on the Premises; and (D) acts, neglect or omissions of Tenant, its officers, directors, agents, employees, invitees or licensees in or about any portion of the Project. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this SECTION 21.A shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord. The obligations assumed by Tenant herein shall survive this Lease. Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys, fees; provided however, TENANT SHALL NOT BE LIABLE FOR THE COST OF ANY UNILATERAL ACTION OR SETTLEMENT BY LANDLORD WITHOUT TENANT'S WRITTEN CONSENT.

               (ii) Landlord hereby agrees to defend, indemnify, protect and hold harmless Tenant from and against any and all damage, loss, cost, claim, liability or expense, including reasonable attorneys, fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the acts or omissions of Landlord, Landlord's Agents, or any contractors brought onto the Premises by Landlord, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Landlord agrees that the obligations assumed herein shall survive this Lease. Landlord's obligations under this Paragraph 21.A.(ii) are subject to the following conditions: (i) Landlord is promptly notified in writing of any such claim(s);
(ii) Landlord shall have the right to control the defense of such claim(s) and any settlement negotiations, provided, however, that no action may be taken by Landlord which may materially and adversely affect Tenant's rights or obligations without Tenant's consent; and (iii) Tenant shall cooperate with Landlord in the defense and/or settlement of such claim(s). Notwithstanding the foregoing, Tenant shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Landlord shall reimburse Tenant for all reasonable charges and expenses incurred by Tenant in connection therewith, including reasonable attorneys' fees; provided, however, that Tenant shall not undertake any unilateral action or settlement so long as Landlord or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten-to have a material adverse impact on Tenant's assets, reputation or business affairs.

          B. TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers REASONABLY acceptable to Landlord which afford the following coverages:

               (i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Twenty-Five Thousand and no/100ths Dollars ($25,000.00)), which policy shall name Landlord and its Agents as additional insureds and shall contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord with respect to any damage, loss, liability or expense covered by Tenant's indemnity obligations under PARAGRAPH 21.A.(i) of the Lease."

               (ii) Causes of loss-special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property. Notwithstanding the foregoing, Tenant shall have the right, at its election, to self-insure with respect to any loss or damage to Tenant's Personal Property.

               (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

               (iv) Workers compensation insurance in the manner and to the extent required by applicable law and with limits of liability not less than the minimum required under applicable law, covering all employees of Tenant having any duties or responsibilities in or about the Premises.

          C. PREMISES INSURANCE. During the Term, as an Operating Expense, Landlord shall maintain causes of loss-special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). If the insurance premiums are increased after the Commencement Date due to Tenant's use of the Premises or any improvements installed by Tenant, Tenant shall pay such increase within ten (10) days of notice of such increase. Landlord may, in its sole discretion, maintain the insurance coverage described in this PARAGRAPH 21.C as part of an umbrella insurance policy covering other properties owned by Landlord.

          D. INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

          E. FAILURE TO MAINTAIN. If Tenant fails to maintain any insurance coverage that Tenant is required to maintain under this Paragraph 21, and Landlord incurs any liability to its insurance carrier arising out of Tenant's failure to so maintain such insurance coverage, then any and all loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon its receipt of a bill therefor and evidence of such loss. Nothing contained in this PARAGRAPH 21.E shall be deemed to limit or affect any other remedies or rights available to Landlord under this Lease that arise from Tenant's failure to so maintain such insurance coverage.

          F. INSURANCE REQUIREMENTS. All insurance shall be in a form satisfactory to Landlord and shall be carried in companies that have a general policy holder's rating of not less than "A+" and a financial rating of not less than Class "X" in the most current edition of BEST'S INSURANCE REPORTS; and shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premiums thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance it is required to maintain under this Paragraph 21, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord therefor. Such reimbursement shall include all costs incurred by Landlord in obtaining such insurance including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

          G. LANDLORD'S DISCLAIMER. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other cause whatsoever, including loss or reduction in utilities, except to the extent caused by or due to the sole negligence or willful misconduct of Landlord. Landlord and its Agents shall not be liable for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty or accident occurring, or any repair needed, in the Premises.

     22.  WAIVER OF SUBROGATION.

          Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned by such waiving party to its property or the property of others under its control, to the extent that such loss or damage would be covered by any causes of loss-special form policy of insurance or its equivalent. The foregoing waiver shall apply notwithstanding, and shall not be affected by, Tenant's election to self-insure with respect to any loss or damage to Tenant's Personal Property. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     23. DAMAGE OR DESTRUCTION.

          A. LANDLORD'S OBLIGATION TO REBUILD. If all or any part of the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

          B. RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease in the event any of the following events occur:

               (i) Insurance proceeds from the insurance Landlord is required to carry pursuant to PARAGRAPH 21.C are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible;

               (ii) The Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or

               (iii) The Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, Hazardous Materials and other similar dangers.

               If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

          Tenant shall have the right to terminate this Lease if the Building cannot, with reasonable diligence, be fully repaired within three hundred sixty-five (365) days from the date of damage or destruction. The determination of the estimated repair periods in this PARAGRAPH 23 shall be made by an independent, licensed contractor or engineer within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

          C. LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements and shall not include any Alterations made by Tenant.

          D. ABATEMENT OF RENT. Monthly Rent shall be temporarily abated proportionately, during any period when, by reason of such damage or destruction there is substantial interference with Tenant's use of the Building, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Building. Such abatement of Rent shall be proportional to the extent of such interference with Tenant's use of the Premises reasonably attributable to such damage or destruction (with the extent of such interference to be reasonably determined by Landlord), and shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to perform. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          E. DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Building is destroyed or damaged during the last twelve (12) months of the Term, then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage by delivery of written notice to the other party and, in such event, upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by PARAGRAPHS 23.A. and 23.B.

     24.  CONDEMNATION.

          If title to all of the Premises or Project or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or building or part thereof is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

          If any part of the Premises or Project is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Project(s) is taken and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease with respect to that portion of the Premises or Project that is taken (except to the extent any provision of this Lease expressly survives termination). The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Project is reduced. If any portion of the Project is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Premises and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

          All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as compensation for diminution in value of the leasehold, the fee or otherwise, except that Tenant shall be entitled to any award allowed to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, for its moving costs, or for the loss of its good will. Except for the foregoing allocation, no award for any partial or entire taking of the Premises shall be apportioned between Landlord and Tenant, and Tenant assigns to Landlord its interest in the balance of any award which may be made for the taking or condemnation of the Premises, together with any and all rights of Tenant arising in or to the same or any part thereof.

     25. ASSIGNMENT AND SUBLETTING.

          A. LANDLORD'S CONSENT. Subject to the provisions of Paragraph 25.G below, Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant, as such terms, conditions and covenants apply to the Sublet premises. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet.

          B. TENANT'S NOTICE. If Tenant desires at any time to Sublet all or any portion of the Premises, Tenant shall first notify Landlord in writing of its desire to do so.

          C.   INFORMATION TO BE FURNISHED. Tenant shall submit in writing to
Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed form of Sublet agreement containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          D. LANDLORD'S ALTERNATIVES. At any time within ten (10) days after Landlord's receipt of the information specified in PARAGRAPH 25.C.; Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; or (ii) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or applicable portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord, subject, however, at Landlord's election, to the condition that one hundred percent (100%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease (or, if only a portion of the Premises is Sublet, the pro rata share of the Rent attributable to the portion of the Premises being Sublet) less reasonable attorneys' fees, leasing commissions, tenant improvements and other reasonable subletting costs paid by Tenant on the Sublet, shall be paid to Landlord.

          E. EXEMPT SUBLETS. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant; a corporation into which Tenant merges or consolidates; or a purchaser of all or substantially all of the assets of Tenant provided that: (i) Tenant gives Landlord prior written notice of the name of any such assignee, (ii) the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease, and (iii) in the case of an assignment to a purchaser of Tenant's assets, as of the date of the transfer, the transferee has a tangible net worth (exclusive of good will) greater than or equal to the tangible net worth (exclusive of good will), as of the date of this Lease, of the original Tenant under this Lease.

          F. PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

     26.  DEFAULT.

          A. TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following occurs:

               (i) If Tenant fails to pay when due any Rent or any other sum required to be paid hereunder when due AND TENANT FAILS TO CURE SUCH NON-PAYMENT WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE FROM LANDLORD; or

               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such 30-day period; provided, however, that where such failure could not reasonably be cured within the 30-day period, that Tenant shall not be in default if it commences such performance within the 30-day period and diligently thereafter prosecutes the same to completion; or

               (iii) If Tenant assigns its assets for the benefit of its creditors; or

               (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               (v)    If Tenant abandons the Premises; or

               (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

          B. REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. Without limiting the foregoing, Landlord has the remedy set forth in Section 1951.4 of the California Civil Code.

               (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Neither acts of maintenance, nor efforts to relet the Premises, nor the appointment of a receiver on Landlord's initiative to protect
Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's sole cost and expense and to recover from Tenant as damages:

                      (a) The worth at the time of award of the unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                      (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                      (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                      (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for other costs necessary or Appropriate to relet the Premises; plus

                      (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award" of the amounts referred to in Paragraphs 26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in PARAGRAPH
26.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

     27.  SUBORDINATION.

          This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (collectively, "Holder") shall require that this Lease be prior and superior thereto, within ten (10) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is subordinated.

          Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     28.  NOTICES.

          Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by certified mail, facsimile, or overnight courier service. All notices or demands under this Lease shall be deemed given, received, made or communicated on the date personal delivery is effected; or, if sent by certified mail, on the delivery date or attempted delivery date shown on the return receipt; or, if sent by facsimile, on the date sent by the sender; or, if sent by overnight courier service, on the delivery date or attempted delivery date shown on such service's records. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

     29.  ATTORNEYS' FEES.

     If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as part of such action or in a separate action brought for that purpose, reasonable attorney fees and costs.

     30.  ESTOPPEL CERTIFICATE.

     Tenant shall within ten (10) days following written request by Landlord:

          (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and (d) such other matters as may be reasonably requested by Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance, and (c) that no Rent has been paid in advance.

          If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

          (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     31.  TRANSFER OF THE PREMISES BY LANDLORD.

          In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

     32.  LANDLORD'S RIGHT

          If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue after the expiration of any applicable grace or cure periods provided in this Lease, Landlord may, but shall not be obligated to (and without waiving or releasing Tenant from any obligation of Tenant under this Lease), make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest, expenses and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     33.  TENANT'S REMEDY.

          EXCEPT WITH RESPECT TO LANDLORD'S OBLIGATION REGARDING TENANT'S SECURITY DEPOSIT SET FORTH IN PARAGRAPH 7, Landlord shall never be personally liable under this Lease, and Tenant shall look solely to the net cash flow received by Landlord from its ownership of the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or for any such damages or judgment, and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all Encumbrances as specified in PARAGRAPH 27 above.

     34.  MORTGAGEE PROTECTION.

          If Landlord defaults under this Lease, Tenant shall give written notice of such default to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default.

     35.  BROKERS.

          Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for CB Commercial, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Pursuant to a separate agreement, Landlord shall pay the applicable commission payable to CB Commercial.

     36.  ACCEPTANCE.

          This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

     37.  PARKING.

          Tenant shall have the exclusive right to use Tenant's Percentage Share of the parking spaces located within the boundaries of the Project, upon terms and conditions as may from time to time be reasonably established by Landlord. Should parking charges or surcharges of any kind be imposed on the parking facilities by a governmental agency, they shall be included in Operating Expenses. The Tenant has the right to use 100 (tenant's Percentage Share is 49.33%) of the Project's 203 total open parking spaces. Tenant has the exclusive use of spaces 104-203.

     38.  General.

          A. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          C. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

          D. SEPARABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural.

          G. BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          H. WAIVER. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

          I. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          J. AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          K. EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          L. LEASE SUMMARY. The Lease Summary attached to this Lease is intended to provide general information only but is to be considered as in integral part of the Lease. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

     THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.


                                   TENANT:

     Dated:    6/25/97             Communication TeleSystems
           ------------------      International, a California
                                   corporation d.b.a. WORLDxCHANGE
                                   Communications

                                   By:  /s/ Edward S. Soren
                                      -------------------------------

                                      Its: PRESIDENT
                                          ---------------------------

                                   By:
                                      -------------------------------

                                      Its:
                                          ---------------------------

                                   LANDLORD:

     Dated:    6/26/97             BURNHAM PACIFIC PROPERTIES, INC.,
           ------------------      a Maryland corporation

                                   By:  /s/ Michael L. [ILLEGIBLE]
                                      -------------------------------

                                      Its: Exec. V.P.
                                          ---------------------------

                               LIST OF OMITTED EXHIBITS

          The following Exhibits to the Lease (Single-Tenant Building in Multi-Building Project) (9775 Business Park) have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

          Exhibit A - Property Description

          Exhibit B - Work Letter Agreement

          Exhibit C - Commencement Date and Termination Date Memorandum

          Exhibit D-1 - Guarantee of Lease

          Exhibit D-2 - Guarantee of Lease